Registration No. 333-87447

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

               NEW ENGLAND BUSINESS SERVICE, INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)

                           04-2942374
              (I.R.S. Employer Identification No.)

                         500 Main Street
                   Groton, Massachusetts 01471
                         (978) 448-6111
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                       Craig Barrows, Esq.
          Vice President, General Counsel and Secretary
               New England Business Service, Inc.
                         500 Main Street
                   Groton, Massachusetts 01471
                         (978) 448-6111
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
September 20, 1999.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  DEREGISTRATION OF SECURITIES

     The 20,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of New England Business Service, Inc. (the "Company") registered on the Registration Statement on Form S-3 (Registration No. 333-87447) (the "Registration Statement") were issued to Richard H. Rhoads, then a member of the Company's Board of Directors, on May 25, 1999 in connection with his exercise of a stock option that was granted to him under a stock option agreement dated as of July 28, 1989. The Company agreed to register the Shares under the Securities Act of 1933 (the "Securities Act") and to use its best efforts to cause the registration statement covering the Shares to remain effective for a period of two years from the date of exercise of the stock option. That period has now expired, with none of the Shares having been sold pursuant to the Registration Statement. Therefore, the Company hereby amends the Registration Statement to remove from registration all 20,000 Shares covered by the Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, on this 26th day of July, 2001.

                                   NEW ENGLAND BUSINESS SERVICE, INC.
                                   --------------------------------
                                   (Registrant)

                                   By: DANIEL M. JUNIUS
                                       ----------------------------
                                       Daniel M. Junius
                                       Senior Vice President and
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                         Date
---------                   -----                         ----

ROBERT J. MURRAY            Chairman, President and       July 26, 2001
-----------------------     Chief Executive Officer
Robert J. Murray            (principal executive
                            officer), Director

DANIEL M. JUNIUS            Senior Vice President and     July 26, 2001
-----------------------     Chief Financial Officer
Daniel M. Junius            (principal financial and
                            accounting officer)

                            Director
-----------------------
William T. End

Neil S. Fox*                Director                      July 26, 2001
-----------------------
Neil S. Fox

Robert L. Gable*            Director                      July 26, 2001
-----------------------
Robert L. Gable

Benjamin H. Lacy*           Director                      July 26, 2001
-----------------------
Benjamin H. Lacy

                            Director
-----------------------
Thomas J. May

Herbert W. Moller*          Director                      July 26, 2001
-----------------------
Herbert W. Moller

Brian E. Stern*             Director                      July 26, 2001
-----------------------
Brian E. Stern

M. Anne Szostak*            Director                      July 26, 2001
-----------------------
M. Anne Szostak

*By: ROBERT J. MURRAY
     -----------------------
     Robert J. Murray
     (Attorney-in-fact)